SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2016

                                  EnviroStar, Inc.

(Exact name of registrant as specified in its charter)

                                   Delaware

(State or other jurisdiction of incorporation)

001-14757	11-2014231
(Commission File Number)	(IRS Employer Identification No.)

290 N.E. 68 Street, Miami, Florida 33138

(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code: (305) 754-4551

                                             Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On September 7, 2016, EnviroStar, Inc., a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Western State Design, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (the “Buyer”), and Western State Design, LLC, a California limited liability company (“WSD”), Dennis Mack and Tom Marks (the “Members” and collectively with WSD, the “Selling Group”). Pursuant to the Asset Purchase Agreement, the Buyer has agreed to acquire substantially all of the assets and assume certain liabilities of WSD (the “Transaction”).

Subject to certain net working capital and other adjustments, the consideration for the Transaction will be equal to $28,000,000 (the “Purchase Price”) consisting of: (i) $18,000,000 in cash (the “Cash Amount”), of which $2,800,000 (the “Escrow Amount”) will be deposited in an escrow account for no less than 18 months after the date of the closing of the Transaction (subject to extension in certain circumstances); and (ii) 2,044,990 shares (the “Stock Consideration”) of common stock, par value $0.025 per share (the “Common Stock”), of the Company, which amount is equal to the quotient of $10,000,000 divided by the average closing price per share of the Common Stock on the NYSE MKT for the 10 trading days immediately prior to the date of the Asset Purchase Agreement (“Average Common Stock Price”). The maximum number of shares of Common Stock to be issued to WSD at the closing of the Transaction will not exceed 19.9% of the total number of shares of Common Stock outstanding at the time of closing. Under the rules of the NYSE MKT, the issuance of the balance of the shares comprising the Stock Consideration (the “Shortfall Stock Consideration”) requires the approval of the Company’s stockholders. Pursuant to the Asset Purchase Agreement, the shares comprising the Shortfall Stock Consideration will be issued to WSD within three business days following the date of stockholder approval of the issuance of the Shortfall Stock Consideration if stockholder approval is obtained at a meeting of the Company’s stockholders or, if stockholder approval is obtained by written consent of the Company’s stockholders without a meeting, following the twentieth calendar day after the mailing of the related information statement (but, in each case, no earlier than January 1, 2017) . If the Company does not issue the Shortfall Stock Consideration on or prior to the six month anniversary after the date of the closing of the Transaction, then the Company will pay to WSD within three business days following such date, an amount in cash equal to the number of shares of the Shortfall Stock Consideration multiplied by the Average Common Stock Price. The Company intends to fund the Cash Amount in part by the private sale (the “Private Placement”) of 1,290,323 shares of Common Stock to Symmetric Capital II LLC (“Symmetric II”), a company controlled by the Company’s Chairman and Chief Executive Officer, as described in further detail below under “Securities Purchase Agreement.” In addition, as described in further detail below under “Debt Commitment Letter,” the Company has obtained a debt financing commitment from Wells Fargo Bank, National Association (“Wells Fargo”) for senior secured financing facilities in the maximum aggregate amount of up to $20,000,000, approximately $12,000,000 of which the Company intends to use to finance the balance of the Cash Amount not funded by the net proceeds of the Private Placement.

The Asset Purchase Agreement contains representations, warranties and covenants customary for a transaction of this size and nature. Subject to certain limitations, the Selling Group, on the one hand, and the Company and Buyer, on the other hand, have agreed to indemnify each other for breaches of representations, warranties and covenants and other specified matters, and the Selling Groups’ indemnification obligations are secured, in part, by the Escrow Amount.

The Asset Purchase Agreement contains certain termination rights for the Company and the Selling Group, including, but not limited to, (i) by mutual written agreement; (ii) if the closing has not occurred on or before December 31, 2016; and (iii) the non-performance of any material covenant or other agreement set forth in the Asset Purchase Agreement after an opportunity to cure in some cases.

Within 30 days after date of the closing of the Transaction, the Company has agreed to appoint Dennis Mack to its Board of Directors. In the event that Mr. Mack ceases to serve as a director of the Company prior to the fifth anniversary of the date of the closing of the Transaction other than as a result of the occurrence of one of the events specified in items (a)(ii) or (iii) of the following paragraph, the Board of Directors of the Company will, subject to its fiduciary duties, appoint Tom Marks to the Board of Directors. In addition, immediately following the closing of the Transaction, the Company will appoint each of Mr. Mack and Mr. Marks as an executive officer of the Company.

As a condition to the closing of the Transaction, the members of the Selling Group and Symmetric II and certain of its affiliates, including Henry Nahmad, the Manager of Symmetric II, will enter into a Stockholders Agreement with the Company, pursuant to which, among other things, each member of the Selling Group will agree to vote all shares of Common Stock owned by them at any time during the term of the Stockholders Agreement as directed by the Manager of Symmetric II and grant to the Manager of Symmetric II an irrevocable proxy and power of attorney in furtherance thereof. The Stockholders Agreement will also contain, among other things, (a) an agreement by Symmetric II and its affiliates to vote all of the shares of the Common Stock owned by them in favor of the election of Mr. Mack or Mr. Marks, as the case may be, to the Company’s Board of Directors until the earliest to occur of: (i) the fifth anniversary after the date of the closing of the Transaction, (ii) such time as the Selling Group and their respective affiliates collectively own less than 5% of the Common Stock on a fully diluted basis, and (iii) the cessation of the employment of Mr. Mack or Mr. Marks, as the case may be, with the Company or any of its affiliates due to a termination for cause or a voluntary resignation by Mr. Mack or Mr. Marks, as the case may be, without good reason, in each case of this clause (iii), only during the one year period commencing after the date of the closing of the Transaction, and (b) certain transfer restrictions with respect to the shares of Common Stock held by the Selling Group. The Stockholders Agreement will also include certain drag-along and tag-along provisions with respect to certain proposed sales of Common Stock by Symmetric II and its affiliates. In addition, the Selling Group will also be entitled to piggyback registration rights in connection with any public offering of the Company’s securities which includes securities held by Symmetric II or its affiliates. The Stockholders Agreement will have a term of five years, subject to earlier termination under certain circumstances.

As a condition to the closing of the Transaction, the Company and the Buyer, on the one hand, and the Selling Group, on the other hand, will enter into a Subcontract Agreement Pending Novation, pursuant to which, among other things the Buyer, at its expense, will act as a subcontractor to WSD and assume responsibility for administering and performing WSD’s contracts with governmental entities prior to assignment, novation and transfer of the scope of work of such contracts to the Buyer.

The Company expects the closing of the Transaction to occur within 30 to 45 days, subject to certain closing conditions, including, but not limited to, (i) the Company obtaining satisfactory debt and equity financing sufficient to fund the Cash Amount on terms and conditions acceptable to the Company; (ii) the approval by the NYSE MKT of the listing of the Stock Consideration to be issued at the closing of the Transaction; (iii) the accuracy of the representations and warranties of the parties; and (iv) the parties’ performance and compliance in all material respects with the agreements and covenants contained in the Asset Purchase Agreement.

The foregoing description of the Asset Purchase Agreement is a summary only, does not purport to be complete and is subject to, and qualified in its entirety by reference, to the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Asset Purchase Agreement contains representations and warranties made by the parties as of specific dates and solely for their benefit. The representations and warranties reflect negotiations between the parties and are not intended as statements of fact to be relied upon by the Company’s stockholders or any other person or entity other than the parties to the Asset Purchase Agreement and, in certain cases, represent allocation decisions among the parties and are modified or qualified by correspondence or confidential disclosures made between the parties in connection with the negotiation of the Asset Purchase Agreement (which disclosures are not reflected in the Asset Purchase Agreement itself, may not be true as of any date other than the date made, or may apply standards of materiality in a way that is different from what may be viewed as material by stockholders). Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and stockholders should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Asset Purchase Agreement.

Debt Commitment Letter

In connection with the financing of the Transaction, the Company has obtained a debt financing commitment (the “Debt Commitment Letter”) from Wells Fargo for senior secured financing facilities in the maximum aggregate amount of up to $20,000,000, consisting of a $5,000,000 term loan and $15,000,000 line of credit facility. The financing facilities are subject to the negotiation of mutually acceptable definitive documentation, which will include customary representations and warranties, affirmative and negative covenants, financial covenants, and events of default. Additionally, the obligation to provide debt financing under the Debt Commitment Letter is subject to a number of customary closing conditions, including consummation of the Transaction in accordance with the terms of the Asset Purchase Agreement.

The foregoing description of the Debt Commitment Letter is a summary only and is qualified in its entirety by reference to the full text of the Debt Commitment Letter, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Securities Purchase Agreement

On September 7, 2016, the Company and Symmetric II entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), pursuant to which the Company agreed to issue and sell to Symmetric II in the Private Placement an aggregate of 1,290,323 shares (the “Private Placement Shares”) of Common Stock, at a price per share of $4.65, for total gross proceeds to the Company of approximately $6,000,000. The $4.65 per share purchase price in the Private Placement equaled the closing price of the Common Stock on the NYSE MKT on September 6, 2016. The Company will use the proceeds from the Private Placement to fund a portion of the Cash Amount. Subject to certain closing conditions, including a financing condition and the approval by the NYSE MKT of the listing of the Private Placement Shares, the closing of the Private Placement is expected to occur immediately prior to the closing of the Transaction.

The foregoing description of the Securities Purchase Agreement is a summary only and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

As previously described, Henry Nahmad is the Manager of Symmetric II and, in such capacity, will have the power to direct the voting of the shares of the Common Stock which may be held by Symmetric II, including the shares which may be issued to Symmetric II in connection with the Private Placement, and which Symmetric II may otherwise have the right to vote, including the shares which Symmetric II may have the right to vote as a result of the Stockholders Agreement described above. Mr. Nahmad is the Chairman and Chief Executive Officer of the Company and may be deemed to control the Company as a result of his beneficial ownership as of the date of this Current Report on Form 8-K of shares representing approximately 50.3% of the total number of outstanding shares of the Common Stock.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Stock Consideration and Private Placement Shares will be issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof, which exempts transactions by an issuer not involving any public offering. The issuance of the Stock Consideration and Private Placement Shares will not be a public offering for purposes of Section 4(a)(2) because of its being made only to Mr. Mack and Mr. Marks, in the case of the Stock Consideration, and Symmetric II, in the case of the Private Placement Shares, each such person’s status as an accredited investor, and the manner of the issuance, including that the Company did not, and will not, engage in general solicitation or advertising with regard to the issuance of the Stock Consideration or the Private Placement Shares and did not, and will not, offer any of the shares to the public in connection with the issuance.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

2.1	Asset Purchase Agreement, dated as of September 7, 2016, by and among EnviroStar, Inc. and Western State Design, Inc., a wholly owned subsidiary of EnviroStar, Inc., on the one hand, and Dennis Mack, Tom Marks and Western State Design LLC, on the other hand (The schedules and exhibits to the Asset Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. EnviroStar, Inc. agrees to furnish supplementally to the Securities and Exchange Commission, upon request, a copy of any omitted schedule or exhibit).

10.1	Debt Commitment Letter, dated September 7, 2016, between EnviroStar, Inc. and Wells Fargo Bank, National Association.

10.2	Securities Purchase Agreement, dated as of September 7, 2016, between EnviroStar, Inc. and Symmetric Capital II LLC.

Additional Information and Where to Find it

In connection with the issuance of the Shortfall Stock Consideration under the Asset Purchase Agreement which requires stockholder approval, the Company intends to either (i) file a proxy statement in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (ii) file an information statement in accordance with Regulation 14C under the Exchange Act, and in each case, other relevant materials with the SEC. The definitive proxy statement or definitive information statement, as the case may be, will also be mailed to the Company’s stockholders, who are urged to read the definitive proxy statement or definitive information statement, as the case may be, and all other relevant documents filed with the SEC, when they become available, because they will contain important information. The Company’s stockholders will be able to obtain these documents (when available) free of charge at the SEC’s web site, http://www.sec.gov. In addition, they may obtain free copies of these documents by contacting the Company’s Secretary at 290 N.E. 68th Street, Miami, Florida 33138, telephone: (305) 754-4551.

If the Company solicits proxies from its stockholders in connection with the issuance of the Shortfall Stock Consideration under the Asset Purchase Agreement which requires stockholder approval, the Company and certain of its directors and executive officers may be deemed to be participants in such solicitation. A list of the names and other information regarding the directors and executive officers of the Company is available in the Company’s Definitive Proxy Statement for its 2015 Annual Meeting of Stockholders filed with the SEC on October 14, 2015, which can be obtained free of charge from the sources indicated above. Additional information regarding the interests of such potential participants will be included in any definitive proxy statement relating to the stock issuances that require stockholder approval when it becomes available.

Forward Looking Statements

Except for the historical matters contained herein, statements in this Current Report on Form 8-K are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that may cause actual results, trends, performance or achievements of the Company, or industry trends and results, to differ from the future results, trends, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, those relating to the proposed Transaction and Private Placement described in this Current Report on Form 8-K, including that the potential benefits of the proposed Transaction may not be realized to the extent anticipated or at all, integration risks, risks related to the Company’s level of indebtedness, risks related to the business, operations and prospects of WSD, and the risk that the conditions, including financing condition, to closing the proposed Transaction and Private Placement may not be satisfied and that the proposed Transaction and Private Placement may not otherwise be consummated when expected, in accordance with the contemplated terms, or at all, and the risks related to the Company’s operations, results, financial condition and growth strategy. Reference is also made to other economic, competitive, governmental, technological and other risks and factors discussed in the Company’s filings with the SEC, including, without limitation, its Annual Report on Form 10-K for the year ended June 30, 2015 filed with the SEC on September 23, 2015. Many of these risks and factors are beyond the Company’s control. In addition, past performance and perceived trends may not be indicative of future results. The Company cautions that the foregoing factors are not exclusive. Any forward-looking statements relating to the proposed Transaction are based on the Company’s current expectations, assumptions, estimates and projections and involve significant risks and uncertainties, including the many variables that may impact or are related to consummation of the Transaction. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnviroStar, Inc.

Date: September 9, 2016	By:	/s/ Henry Nahmad
Henry Nahmad,
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of September 7, 2016, by and among EnviroStar, Inc. and Western State Design, Inc., a wholly owned subsidiary of EnviroStar, Inc., on the one hand, and Dennis Mack, Tom Marks and Western State Design LLC, on the other hand (The schedules and exhibits to the Asset Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. EnviroStar, Inc. agrees to furnish supplementally to the Securities and Exchange Commission, upon request, a copy of any omitted schedule or exhibit).

10.1	Debt Commitment Letter, dated September 7, 2016, between EnviroStar, Inc. and Wells Fargo Bank, National Association.

10.2	Securities Purchase Agreement, dated as of September 7, 2016, between EnviroStar, Inc. and Symmetric Capital II LLC.